UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 3, 2013

InfuSystem Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35020	20-3341405
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

31700 Research Park Drive

Madison Heights, Michigan 48071

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (248) 291-1210

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01. Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Previous Independent Registered Public Accountant.

On June 3, 2013, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board) of InfuSystem Holdings, Inc. (the “Company”) approved the dismissal of Deloitte & Touche LLP (“Deloitte”) as the Company’s independent registered public accountant effective as of June 3, 2013.

Deloitte’s audit reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2012 and 2011 did not contain any adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles, except that Deloitte’s report for 2011 included a going concern uncertainty explanatory paragraph.

In addition, the Company is not required to have, nor did the Company engage Deloitte to perform, an audit of its internal control over financial reporting. Deloitte’s audits included consideration of internal control over financial reporting as a basis for designing audit procedures that were appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, Deloitte expressed no such opinion.

The Company’s management performed an assessment of the effectiveness of its internal control over financial reporting as of December 31, 2012 and 2011 utilizing the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in Internal Control-Integrated Framework. The objective of this assessment was to determine whether the Company’s internal control over financial reporting was effective.

During the fiscal years ended December 31, 2012 and 2011, and through the subsequent interim periods through June 3, 2013,

(i)	There have been no “disagreements” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between the Company and Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Deloitte would have caused Deloitte to make reference to the subject matter of the disagreement in connection with its reports on the Company’s consolidated financial statements for such years;

(ii)	There were no “reportable events” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K), except as set forth below:

a.	In its assessment of the effectiveness of internal control over financial reporting as of December 31, 2012, the Company identified a material weakness related to record-keeping of minutes of the meetings of the Board and its committees and consequently concluded that its internal control over financial reporting was not effective as of December 31, 2012.

b.	In its assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, the Company identified a material weakness related to limited finance staffing levels that were not commensurate with the Company’s increased complexity and its financial accounting and reporting requirements in light of the Company’s continued growth and consequently concluded that its internal control over financial reporting was not effective as of December 31, 2011.

The Company has given Deloitte permission to respond fully to the inquiries of the successor accountant concerning these reportable events.

The Company has provided Deloitte with a copy of this Form 8-K and requested that Deloitte provide the Company with a letter addressed to the Securities and Exchange Commission stating whether or not Deloitte agrees with the statements related to them made by the Company in this report. A copy of Deloitte’s letter, dated June 6, 2013, is attached as Exhibit 16.1 to this report.

(b) Engagement of New Independent Registered Public Accountant.

On June 3, 2013, the Audit Committee approved the appointment of BDO USA LLP (“BDO”) as the Company’s new independent registered public accounting firm, effective immediately, to perform independent audit services for the fiscal year ending December 31, 2013. During the fiscal years ended December 31, 2011 and 2012 and in the subsequent interim periods through June 3, 2013, neither the Company, nor anyone on its behalf, consulted BDO regarding either:

(i)	The application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered with respect to the consolidated financial statements of the Company, and neither a written report nor oral advice was provided to the Company by BDO that BDO concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue; or

(ii)	Any matter that was the subject of a “disagreement” (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) or a “reportable event” (as that term is defined in Item 304(a)(1)(v) of Regulation S-K).

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

16.1	Letter from Deloitte & Touche LLP addressed to the Securities and Exchange Commission, dated as of June 6, 2013

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INFUSYSTEM HOLDINGS, INC.

By:	/s/ Jonathan P. Foster
Name: Jonathan P. Foster
Title: Chief Financial Officer

Dated: June 6, 2013

EXHIBIT INDEX

Exhibit 16.1	Letter from Deloitte & Touche LLP addressed to the Securities and Exchange Commission, dated as of June 6, 2013.